                                                    Exhibit 99

The Bank of New York Company, Inc.                  NEWS
-----------------------------------------------------------------------

                                     48 Wall Street, New York, NY 10286

                                     Contact:
For Release:                         PUBLIC AND INVESTOR RELATIONS DEPT.


IMMEDIATELY                                    Paul J. Leyden, SVP
-----------                                    (212) 495-1041
                                               Nicholas C. Silitch, VP
                                               (212) 495-1721
                                               Gregory A. Burton, AVP
                                               (212) 495-1619



              THE BANK OF NEW YORK COMPANY, INC. REPORTS
              ------------------------------------------
               Record Third Quarter E.P.S. of 69 cents;
               ----------------------------------------
       Return on Average Common Equity Was a Record 22.06%; and
       --------------------------------------------------------
                  Sale of its Credit Card Operations
                  ----------------------------------


NEW YORK, N.Y., October 21, 1997 -- The Bank of New York Company, Inc. (NYSE: BK) reports third quarter fully diluted earnings per share were a record 69 cents, up 15% from the 60 cents earned in the third quarter of 1996. Third quarter net income was $273 million, up 10% from $249 million earned in the same period last year.
     Separately, the Company has agreed to sell substantially all of its remaining credit card operations to Chase Manhattan Bank USA, National Association and intends in a second transaction to sell the remaining portfolio of late cycle delinquent and bankrupt accounts. These transactions are expected to close prior to year end and include approximately $4.2 billion in receivables and approximately 3.7 million cards. The Company expects to recognize a net gain on these sales of approximately $200 million in the fourth quarter.

     Earnings per share, on a fully diluted basis, were a record $2.00 for the first nine months of 1997, up 15% from the $1.74 earned last year on a normalized basis. In the second quarter of 1996 the Company recorded a net gain of $31 million, or 7 cents per share, on the sale of its Union credit card portfolio. Net income for the first nine months was a record $806 million, an increase of 9% over last year's $739 million on a normalized basis.
     As reported earlier this month, the Company's Board of Directors approved a quarterly cash stock dividend of 26 cents per share, an 8% increase over the 24 cents previously paid. This increase will result in an annual rate of $1.04 per share, the largest in the Company's history. The new dividend is payable on November 6, 1997 to holders of record as of October 24, 1997.
     Return on average common equity was a record 22.06% in the third quarter of 1997, compared with 21.84% in the second quarter of 1997 and 19.63% in the third quarter of 1996. Return on average assets for the third quarter was 1.81% compared with 1.83% in the second quarter of 1997 and 1.92% in the third quarter of 1996.
     Tangible fully diluted earnings per share (earnings before the amortization of goodwill and intangibles) were $0.74 per share in the third quarter of 1997 compared with $0.64 per share in the third quarter of 1996. Tangible return on average common equity was 32.29% in the third quarter of 1997 compared with 27.83% in the third quarter of 1996; and tangible return on average assets was 2.00% in the third quarter of 1997 compared with 2.12% in the third quarter of 1996.
     Revenues from the Company's securities processing business continued their strong broad based performance and were up 23% over the third quarter of 1996 to $202 million. ADR's, corporate trust, government securities clearance, mutual funds, and stock transfer were particularly strong.
     Fees from other processing, which includes funds transfer, cash management, and trade finance, grew 15% over last year's third quarter with strong growth in all areas.
     Trust and investment continued to benefit from new business and strong markets in the third quarter of 1997 which combined to increase fees 10% to $46 million compared with $42 million last year.
     Net interest income, on a taxable equivalent basis, totaled $495 million in the third quarter compared with $476 million in the third quarter of last year.
     Average fully diluted shares outstanding were 394 million for the quarter, down from the 399 million in the second quarter and down significantly from the 414 million in the prior year period. The decline from the second quarter and prior year was the result of the Company's stock buyback program.
    The Company's estimated Tier 1 capital and Total capital ratios remained strong at 7.54% and 11.52% at September 30, 1997 compared with 7.83% and 12.00% at June 30, 1997, and 7.66% and 12.26% at September 30,
1996. Tangible common equity as a percent of total assets was 5.97% at September 30, 1997 compared with 5.92% at June 30, 1997 and 7.44% one year ago. The leverage ratio was 7.81% at September 30, 1997 compared with 8.04% at June 30, 1997 and 8.17% one year ago.

NET INTEREST INCOME
-------------------
                                 3rd       2nd       3rd
                               Quarter   Quarter   Quarter      Year-to-date
                               -------   -------   -------    ----------------
(In millions)                    1997      1997      1996       1997     1996
                               ---------------------------    ----------------
Net Interest Income             $495      $489      $476      $1,480   $1,499
Net Interest Rate
 Spread                         2.97%     3.12%     3.29%       3.13%    3.37%
Net Yield on Interest-
 Earning Assets                 4.02      4.08      4.28        4.11     4.35

     Net interest income on a taxable equivalent basis increased to $495 million in the third quarter of 1997 from $489 million in the second quarter of 1997 and $476 million in the third quarter of 1996. The net interest rate spread was 2.97% in the third quarter of 1997, compared with 3.12% in the second quarter of 1997 and 3.29% one year ago. The net yield on interest-earning assets was 4.02% compared with 4.08% in the second quarter of 1997 and 4.28% in last year's third quarter.
     For the first nine months of 1997, net interest income, on a taxable equivalent basis, amounted to $1,480 million compared with $1,499 million in the same period of 1996. The year-to-date net interest rate spread was 3.13% in 1997 compared with 3.37% in 1996, while the net yield on interest-earning assets was 4.11% in 1997 and 4.35% in 1996.
     The increases in net interest income compared with the third quarter of 1996 was primarily attributable to growth in corporate lending.

NONINTEREST INCOME
------------------
                                      3rd Quarter         Year-to-date
                                      -----------         ------------
(In millions)                        1997      1996       1997     1996
                                     --------------       -------------
Processing Fees
  Securities                         $202      $164     $  577   $  484
  Other                                63        54        177      157
                                     ----      ----     ------   ------
                                      265       218        754      641
Trust and Investment Fees              46        42        134      119
Service Charges and Fees               92       101        280      315
Securities Gains                       51        15         91       78
Foreign Exchange and
 Other Trading Activities              35        12         87       43
Sale of Credit Card Portfolio           -         -          -      400
Other                                  15        44        102       93
                                     ----      ----     ------   ------
Total Noninterest Income             $504      $432     $1,448   $1,689
                                     ====      ====     ======   ======

     Securities processing fees increased 23% to $202 million compared with $164 million in the third quarter of 1996. In the first nine months of 1997, securities processing fees were $577 million compared with $484 million in 1996. Strong internal growth in almost all areas drove the increase in revenue. The Company reported $51 million of securities gains in the third quarter of 1997 compared with $33 million in the second quarter and $15 million last year. Revenues from foreign exchange and other trading activities were $35 million compared with $25 million in the second quarter and $12 million in the third quarter of 1996. Included in other income in the third quarter of 1996 was a gain of $21 million on the sale of a portion of the Company's interest in Wing Hang Bank.

NONINTEREST EXPENSE AND INCOME TAXES
------------------------------------
     Total noninterest expense for the quarter was $473 million, up 4% from $455 million in the same period last year. Year-to-date noninterest expense was $1,384 million compared with $1,355 million in 1996. Noninterest expense for the third quarter included $7 million, approximately 1 cent per share, related to making computer systems year 2000 compliant.
     The efficiency ratio for the third quarter was 50.1% versus 50.9% one year ago. For the first nine months of 1997 the efficiency ratio was 48.8% compared with 50.0% last year.
     The effective tax rates for the third quarter and first nine months of 1997 were 36.1% and 36.4% compared with 38.4% for both periods in 1996.


NONPERFORMING ASSETS
--------------------                                           Change
                                                             3Q 1997 vs
(Dollars in millions)             9/30/97      6/30/97        2Q 1997
                                  -------------------------------------
Loans:
     Commercial Real Estate          $ 19         $ 57           $(38)
     Other Commercial                  90           42             48
     Foreign                           36           36              -
     Community Banking                 59           67             (8)
                                     ----         ----
  Total Loans                         204          202              2
Other Real Estate                      32           41             (9)
                                     ----         ----
  Total                              $236         $243             (7)
                                     ====         ====
Nonperforming Assets Ratio            0.6%         0.6%
Allowance/Nonperforming Loans       376.8        411.0
Allowance/Nonperforming Assets      326.5        342.1

     The increase in the other commercial category was the result of a large loan to a retailer. The decline in commercial real estate is attributable to the sale of two properties, one in California and one in Pennsylvania. Overall nonperforming assets declined for the twenty-fifth consecutive quarter to $236 million at September 30, 1997, down from $243 million at June 30, 1997.

<PAGE 7>

LOAN LOSS PROVISION AND NET CHARGE-OFFS
---------------------------------------

                                 3rd       2nd       3rd
                               Quarter   Quarter   Quarter    Year-to-date
                               -------   -------   -------    -------------
(In millions)                    1997      1997      1996     1997     1996
                               ---------------------------    -------------
Provision                        $ 60      $ 60      $ 40    $ 180     $555*
                                 ----      ----      ----    -----     ----
Net (Charge-offs) Recoveries:
  Commercial Real Estate            1         -        (7)       2      (10)
  Other Commercial                (26)       (6)      (12)     (36)     (18)
  Credit Card**                   (95)      (88)      (65)    (276)    (348)
  Other Consumer                   (1)       (1)       (3)      (3)      (7)
  Foreign                           1         -        27        4       39
  Other                            (1)       (2)       (5)      (2)     (10)
                                 ----      ----      ----    -----     ----
     Total                       (121)      (97)      (65)    (311)    (354)
                                 ----      ----      ----    -----     ----
Change in Allowance              $(61)     $(37)     $(25)   $(131)    $201
                                 ====      ====      ====    =====     ====
Other Real Estate
   Expenses (Recoveries)         $ (2)     $  1      $  -     $ (1)    $ (1)

*  Includes a provision of $350 million for credit card accounts.
** Includes a $21 million recovery in the third quarter of 1996 and a $99 million charge-off in the second quarter of 1996 related to past due and bankrupt Union credit card accounts not sold to Household.


     Net charge-offs of credit card loans were $95 million for the third quarter. Credit card loans outstanding were $4.2 billion at September 30, 1997 and June 30, 1997.
     The allowance for loan losses was $771 million, or 2.01% of loans at September 30, 1997, compared with $832 million, or 2.13% of loans at June 30, 1997. The ratio of the allowance to nonperforming assets was 327% at September 30, 1997.
                            ***************************
  (Financial highlights and detailed financial statements are attached.)

                         THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                                    (Unaudited)
                   (Dollars in millions, except per share amounts)

                                                1997       1996    Change
                                                ----       ----    ------
For the Three Months Ended September 30:
---------------------------------------
  Net Income                                 $   273    $   249       9.6%
    Per Common Share:
      Primary Earnings                       $  0.69    $  0.60      15.0
      Fully Diluted Earnings                    0.69       0.60      15.0
      Cash Dividends                            0.24       0.22       9.1

  Return on Average Common Shareholders'
      Equity                                   22.06%     19.63%
  Return on Average Assets                      1.81       1.92

For the Nine Months Ended September 30:
--------------------------------------
  Net Income                                 $   806    $   770       4.7%
    Per Common Share:
      Primary Earnings                       $  2.00    $  1.86       7.5
      Fully Diluted Earnings                    2.00       1.81      10.5
      Cash Dividends                            0.72       0.62      16.1

  Return on Average Common Shareholders'
      Equity                                   21.59%     20.14%
  Return on Average Assets                      1.83       1.92


As of September 30:
------------------
  Assets                                     $61,429    $52,388      17.3%
  Loans                                       38,388     36,030       6.5
  Securities                                   5,380      5,127       4.9
  Deposits - Domestic                         27,851     24,880      11.9
           - Foreign                          14,619     11,680      25.2
  Long-Term Debt                               1,827      1,816       0.6
  Minority Interest - Preferred Securities     1,000          -         -
  Preferred Shareholders' Equity                 112        113      -0.9
  Common Shareholders' Equity                  4,880      5,004      -2.5

  Common Shareholders' Equity Per Share        13.02      13.01       0.1
  Market Value Per Share of Common Stock       48.00      29.37      63.4

  Allowance for Loan Losses as a Percent
    of Loans                                    2.01%      2.66%
  Tier 1 Capital Ratio                          7.54       7.66
  Total Capital Ratio                          11.52      12.26
  Leverage Ratio                                7.81       8.17
  Tangible Common Equity Ratio                  5.97       7.44

                         THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Statements of Income
                                    (Unaudited)
                       (In millions, except per share amounts)

                                      For the three            For the nine
                                      months ended             months ended
                                      September 30,            September 30,
                                      1997       1996          1997      1996
                                      ----       ----          ----      ----
Interest Income
---------------
Loans                                $ 766      $ 724        $2,278    $2,318
Securities
  Taxable                               59         61           178       181
  Exempt from Federal Income Taxes       9          9            26        28
                                     -----      -----        ------    ------
                                        68         70           204       209
Deposits in Banks                       45         22           118        65
Federal Funds Sold and Securities
 Purchased Under Resale Agreements      37         36           105        96
Trading Assets                           5          4            16        13
                                     -----      -----        ------    ------
      Total Interest Income            921        856         2,721     2,701
                                     -----      -----        ------    ------
Interest Expense
----------------
Deposits                               331        282           960       860
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                             30         26            88       125
Other Borrowed Funds                    42         49           124       148
Long-Term Debt                          32         32            94        97
                                     -----      -----        ------    ------
      Total Interest Expense           435        389         1,266     1,230
                                     -----      -----        ------    ------
Net Interest Income                    486        467         1,455     1,471
-------------------
Provision for Loan Losses               60         40           180       555
                                     -----      -----        ------    ------
Net Interest Income After
 Provision for Loan Losses             426        427         1,275       916
                                     -----      -----        ------    ------
Noninterest Income
------------------
Processing Fees
 Securities                            202        164           577       484
 Other                                  63         54           177       157
                                     -----      -----        ------    ------
                                       265        218           754       641
Trust and Investment Fees               46         42           134       119
Service Charges and Fees                92        101           280       315
Securities Gains                        51         15            91        78
Other                                   50         56           189       536
                                     -----      -----        ------    ------
    Total Noninterest Income           504        432         1,448     1,689
                                     -----      -----        ------    ------
Noninterest Expense
-------------------
Salaries and Employee Benefits         269        253           789       750
Net Occupancy                           42         41           126       127
Furniture and Equipment                 23         22            70        68
Other                                  139        139           399       410
                                     -----      -----        ------    ------
  Total Noninterest Expense            473        455         1,384     1,355
                                     -----      -----        ------    ------
Income Before Income Taxes             457        404         1,339     1,250
Income Taxes                           165        155           488       480
Distribution on Preferred Securities    19          -            45         -
                                     -----      -----        ------    ------
Net Income                           $ 273      $ 249        $  806    $  770
----------                           =====      =====        ======    ======
Net Income Available to
 Common Shareholders                 $ 270      $ 246        $  799    $  762
-----------------------              =====      =====        ======    ======
Per Common Share Data:
----------------------
   Primary Earnings                  $0.69      $0.60        $ 2.00    $ 1.86
   Fully Diluted Earnings             0.69       0.60          2.00      1.81
   Cash Dividends                     0.24       0.22          0.72      0.62

Fully Diluted Shares Outstanding       394        414           400       422

                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                                  (Unaudited)
                  (Dollars in millions, except per share amounts)

                                                   September 30,  December 31,
                                                        1997          1996
                                                        ----          ----
Assets
------
Cash and Due from Banks                              $ 5,049       $ 6,032
Interest-Bearing Deposits in Banks                     1,986         1,387
Securities:
  Held-to-Maturity                                     1,117         1,170
  Available-for-Sale                                   4,263         3,883
                                                     -------       -------
    Total Securities                                   5,380         5,053
Trading Assets at Fair Value                           2,270         1,547
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                               3,158           562
Loans (less allowance for loan losses
 of $771 in 1997 and $901 in 1996)                    37,617        36,105
Premises and Equipment                                   851           875
Due from Customers on Acceptances                      1,463           985
Accrued Interest Receivable                              298           315
Other Assets                                           3,357         2,904
                                                     -------       -------
     Total Assets                                    $61,429       $55,765
                                                     =======       =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally
  domestic offices)                                  $12,904       $11,812
 Interest-Bearing
    Domestic Offices                                  15,605        15,268
    Foreign Offices                                   13,961        12,263
                                                     -------       -------
     Total Deposits                                   42,470        39,343
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements                      1,936         1,737
Other Borrowed Funds                                   5,115         4,144
Acceptances Outstanding                                1,473         1,015
Accrued Taxes and Other Expenses                       1,672         1,417
Accrued Interest Payable                                 177           167
Other Liabilities                                        767           399
Long-Term Debt                                         1,827         1,816
                                                     -------       -------
     Total Liabilities                                55,437        50,038
                                                     -------       -------

Minority Interest - Preferred Securities               1,000           600
                                                     -------       -------

Shareholders' Equity
 Preferred Stock-no par value, authorized
  5,000,000 shares, outstanding 184,000 shares           111           111
 Class A Preferred Stock - par value $2.00
  per share, authorized 5,000,000 shares,
  outstanding 24,144 shares in 1997 and
  40,429 shares in 1996                                    1             1
 Common Stock-par value $7.50 per share,
  authorized 800,000,000 shares, issued
  457,806,793 shares in 1997 and
  444,317,786 shares in 1996                           3,434         3,332
 Additional Capital                                      435           344
 Retained Earnings                                     3,314         2,798
 Securities Valuation Allowance                          262            82
                                                     -------       -------
                                                       7,557         6,668
 Less:  Treasury Stock (81,945,277 shares in
  1997 and 57,849,845 shares in 1996), at cost         2,548         1,524
        Loan to ESOP (1,195,719 shares), at cost          17            17
                                                     -------       -------
     Total Shareholders' Equity                        4,992         5,127
                                                     -------       -------
     Total Liabilities and Shareholders' Equity      $61,429       $55,765
                                                     =======       =======

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                       Preliminary
                                   (Dollars in millions)


                             For the three months      For the three months
                           ended September 30, 1997  ended September 30, 1996
                           ------------------------  ------------------------
                           Average          Average  Average          Average
                           Balance Interest  Rate    Balance Interest  Rate
                           ------- -------- -------  ------- -------- -------

ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)       $ 3,207    $  45   5.55%  $ 1,469   $   22   5.92%
Federal Funds Sold and
 Securities Purchased
 Under Resale Agreements     2,677       37   5.43     2,607       36   5.41
Loans
 Domestic Offices           22,346      515   9.15    22,531      523   9.23
 Foreign Offices            15,041      252   6.65    12,178      202   6.61
                           -------   ------          -------   ------
   Total Loans              37,387      767   8.14    34,709      725   8.31
                           -------   ------          -------   ------
Securities
 U.S. Government
  Obligations                2,788       40   5.74     2,950       43   5.84
 U.S. Government Agency
  Obligations                  360        6   6.47       449        7   6.35
 Obligations of States and
  Political Subdivisions       659       14   8.56       671       15   8.85
 Other Securities,
  including Trading
  Securities                 1,721       21   4.89     1,353       17   4.94
                           -------   ------          -------   ------
   Total Securities          5,528       81   5.86     5,423       82   6.03
                           -------   ------          -------   ------
Total Interest-Earning
 Assets                     48,799      930   7.56%   44,208      865   7.78%
                                     ------                    ------
Allowance for Loan Losses     (821)                     (971)
Cash and Due from Banks      3,661                     2,516
Other Assets                 7,959                     5,724
                           -------                   -------
  TOTAL ASSETS             $59,598                   $51,477
                           =======                   =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate
  Accounts                 $ 4,399       51   4.62%  $ 3,766       41   4.30%
 Savings                     7,874       50   2.53     8,167       55   2.70
 Certificates of Deposit
  $100,000 & Over              751       11   5.55       811       11   5.32
 Other Time Deposits         2,421       31   5.07     2,595       31   4.74
 Foreign Offices            15,044      188   4.96    11,755      144   4.88
                           -------   ------          -------   ------
  Total Interest-Bearing
   Deposits                 30,489      331   4.31    27,094      282   4.14
Federal Funds Purchased
 and Securities Sold
 Under Repurchase
 Agreements                  2,277       30   5.18     1,977       26   5.11
Other Borrowed Funds         3,053       42   5.54     3,485       49   5.60
Long-Term Debt               1,807       32   6.96     1,862       32   6.86
                           -------   ------          -------   ------
  Total Interest-Bearing
   Liabilities              37,626      435   4.59%   34,418      389   4.49%
                                     ------                    ------
Noninterest-Bearing
 Deposits                    9,795                     8,312
Other Liabilities            6,205                     3,648
Minority Interest-
  Preferred Securities       1,000                         -
Preferred Stock                112                       113
Common Shareholders'
 Equity                      4,860                     4,986
                           -------                   -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY    $59,598                   $51,477
                           =======                   =======
Net Interest Earnings
 and Interest Rate Spread            $  495   2.97%            $  476   3.29%
                                     ======                    ======
 Net Yield on Interest-
  Earning Assets                              4.02%                     4.28%
                                              ====                      ====

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                       Preliminary
                                   (Dollars in millions)


                              For the nine months       For the nine months
                           ended September 30, 1997  ended September 30, 1996
                           ------------------------  ------------------------
                           Average          Average  Average          Average
                           Balance Interest  Rate    Balance Interest  Rate
                           ------- -------- -------  ------- -------- -------

ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)       $ 2,866   $  118   5.49%  $ 1,516   $   65   5.70%
Federal Funds Sold and
 Securities Purchased
 Under Resale Agreements     2,587      105   5.42     2,402       96   5.37
Loans
 Domestic Offices           22,529    1,563   9.28    24,812    1,728   9.31
 Foreign Offices            14,704      718   6.53    11,937      595   6.66
                           -------   ------          -------   ------
   Total Loans              37,233    2,281   8.19    36,749    2,323   8.45
                           -------   ------          -------   ------
Securities
 U.S. Government
  Obligations                2,742      119   5.79     2,937      127   5.76
 U.S. Government Agency
  Obligations                  390       19   6.43       460       22   6.30
 Obligations of States and
  Political Subdivisions       645       42   8.63       653       44   8.95
 Other Securities,
  including Trading
  Securities                 1,652       62   5.10     1,293       52   5.33
                           -------   ------          -------   ------
   Total Securities          5,429      242   5.97     5,343      245   6.09
                           -------   ------          -------   ------
Total Interest-Earning
 Assets                     48,115    2,746   7.63%   46,010    2,729   7.92%
                                     ------                    ------
Allowance for Loan Losses     (843)                     (808)
Cash and Due from Banks      3,820                     2,730
Other Assets                 7,703                     5,568
                           -------                   -------
  TOTAL ASSETS             $58,795                   $53,500
                           =======                   =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate
  Accounts                 $ 4,183      141   4.49%  $ 3,827      123   4.29%
 Savings                     8,005      152   2.54     8,217      169   2.75
 Certificates of Deposit
  $100,000 & Over              721       29   5.44       940       37   5.32
 Other Time Deposits         2,494       93   4.94     2,575       92   4.76
 Foreign Offices            14,951      545   4.88    11,882      439   4.93
                           -------   ------          -------   ------
  Total Interest-Bearing
   Deposits                 30,354      960   4.23    27,441      860   4.18
Federal Funds Purchased
 and Securities Sold
 Under Repurchase
 Agreements                  2,256       88   5.20     3,165      125   5.26
Other Borrowed Funds         3,168      124   5.23     3,570      148   5.54
Long-Term Debt               1,810       94   6.91     1,888       97   6.86
                           -------   ------           ------   ------
  Total Interest-Bearing
   Liabilities              37,588    1,266   4.50%   36,064    1,230   4.55%
                                     ------                    ------
Noninterest-Bearing
 Deposits                    9,418                     8,776
Other Liabilities            5,958                     3,491
Minority Interest-
  Preferred Securities         773                         -
Preferred Stock                112                       113
Common Shareholders'
 Equity                      4,946                     5,056
                           -------                    ------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY    $58,795                   $53,500
                           =======                   =======
Net Interest Earnings
 and Interest Rate Spread            $1,480   3.13%            $1,499   3.37%
                                     ======                    ======
 Net Yield on Interest-
  Earning Assets                              4.11%                     4.35%
                                              ====                      ====